As filed with the Securities and Exchange Commission on June 1, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3248524
(State of Incorporation)	(I.R.S. Employer Identification No.)

1180 Veterans Boulevard

South San Francisco, California 94080

(650) 624-1100

(Address of principal executive offices)

2000 Employee Stock Purchase Plan
2000 Equity Incentive Plan

(Full title of the plans)

James M. Gower

Chairman of the Board and Chief Executive Officer

Rigel Pharmaceuticals, Inc.

1180 Veterans Boulevard

South San Francisco, California 94080

(650) 624-1100

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Suzanne Sawochka Hooper, Esq.

Cooley Godward LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306

(650) 843-5000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price	Aggregate Offering	Amount of
to be Registered	Registered(1)	Per Share(2)	Price(2)	Registration Fee
Common Stock (par value $0.001)	588,888 shares	$ 9.88	$ 5,818,213	$ 623

(1)           Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover any additional shares of common stock which become issuable under the plans covered hereby by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding common stock.

(2)           Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq National Market on May 25, 2006. The following chart illustrates the calculation of the registration fee.

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price	Aggregate
Title of Shares to be Registered	Registered	Per Share	Offering Price
Shares issuable pursuant to the 2000 Equity Incentive Plan	500,000	$9.88	$4,940,000

Shares issuable pursuant to the 2000 Employee Stock Purchase Plan	88,888	$9.88	$878,213

Proposed Maximum Aggregate Offering Price			$5,818,213

Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective

Explanatory Note

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional (a) 500,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2000 Equity Incentive Plan and (b) 88,888 shares of the Registrant’s common stock to be issued pursuant to “evergreen” provisions of the Registrant’s 2000 Employee Stock Purchase Plan.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENTS ON FORM S-8

The contents of the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission on June 17, 2005 (File No. 333-125895), January 8, 2004 (File No. 333-111782), July 15, 2003 (File No, 333-107062), June 26, 2003 (File No. 333-106532) and December 4, 2000 (File No. 333-51184) are incorporated by reference herein.

EXHIBITS

Exhibit
Number

4.1	(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2	(2)	Amended and Restated Bylaws of the Registrant.

4.3	(1)	Specimen Common Stock Certificate.

5.1		Opinion of Cooley Godward LLP.

15.1		Letter regarding unaudited interim financial information.

23.1		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2		Consent of Cooley Godward LLP, Reference is made to Exhibit 5.1.

24.1		Power of Attorney is contained on the signature pages to this Registration Statement.

99.1	(3)	2000 Employee Stock Purchase Plan, as amended and restated.

99.2		2000 Equity Incentive Plan, as amended and restated.

(1)           Documents incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 24, 2003.

(2)           Document incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended (No. 333-45864), originally filed with the Securities and Exchange Commission on September 15, 2000.

(3)           Document incorporated by reference to the Registrant’s Registration Statement of Form S-8 (No. 333-106532) originally filed with the Securities and Exchange Commission on June 26, 2003.

UNDERTAKINGS

1.             The undersigned registrant hereby undertakes:

(a)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)           That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser;

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.             The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.             Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on May 30, 2006.

RIGEL PHARMACEUTICALS, INC.

By:	/s/ James M. Gower
James M. Gower
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James M. Gower and Dolly A. Vance, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James M. Gower	Chairman of the Board and Chief Executive	May 30, 2006
James M. Gower	Officer (Principal Executive Officer)

	Vice President, Chief Financial Officer and	May 30, 2006
/s/ James H. Welch	Secretary (Principal Financial and Accounting
James H. Welch	Officer)

/s/ Donald G. Payan	Executive Vice President, Chief Scientific	May 30, 2006
Donald G. Payan	Officer and Director

/s/ Jean Deleage	Director	May 30, 2006
Jean Deleage

/s/ Alan D. Frazier	Director	May 30, 2006
Alan D. Frazier

/s/ Gary A. Lyons	Director	May 30, 2006
Gary A. Lyons

/s/ Walter H. Moos	Director	May 30, 2006
Walter H. Moos

/s/ Hollings C. Renton	Director	May 30, 2006
Hollings C. Renton

/s/ Peter S. Ringrose	Director	May 30, 2006
Peter S. Ringrose

/s/ Stephen A. Sherwin	Director	May 30, 2006
Stephen A. Sherwin

EXHIBIT INDEX

Exhibit
Number

4.1	(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2	(2)	Amended and Restated Bylaws of the Registrant.

4.3	(1)	Specimen Common Stock Certificate.

5.1		Opinion of Cooley Godward LLP.

15.1		Letter regarding unaudited interim financial information.

23.1		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2		Consent of Cooley Godward LLP, Reference is made to Exhibit 5.1.

24.1		Power of Attorney is contained on the signature pages to this Registration Statement.

99.1	(3)	2000 Employee Stock Purchase Plan, as amended and restated.

99.2		2000 Equity Incentive Plan, as amended and restated.

(1)           Documents incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 24, 2003.

(2)           Document incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended (No. 333-45864), originally filed with the Securities and Exchange Commission on September 15, 2000.

(3)           Document incorporated by reference to the Registrant’s Registration Statement of Form S-8 (No. 333-106532) originally filed with the Securities and Exchange Commission on June 26, 2003.